Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215, ir@ameresco.com
Ameresco Reports First Quarter 2015 Financial Results
•Revenues of $115.4 million, an increase of 15% year-over-year
•Adjusted EBITDA of $1.8 million, an improvement of $2.7 million from prior year
•Net loss of $4.2 million compared to an $8.3 million net loss in prior year
•Net loss per diluted share of $0.09 compared to an $0.18 net loss in prior year
FRAMINGHAM, MA - May 7, 2015 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended March 31, 2015. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.
“2015 is off to a strong start,” stated George P. Sakellaris, President and Chief Executive Officer of Ameresco. “Revenue has been growing for the past year and adjusted EBITDA remains consistently positive. Based on strong execution from our Federal Solutions team in a market that appears to be primed for growth, we expect Federal to drive both current performance and backlog for the remainder of 2015.”
Sakellaris continued, “While we are pleased with our performance this quarter and we are cautiously optimistic in our outlook, we also recognize that our recovery is not yet complete. We are addressing challenges in Canada that hurt results this quarter, and we still see room for improvement in some of our regions and business units. Nonetheless, given the strong execution in both our U.S. Federal and U.S. Regions segments, we continue to remain confident in our near term and long term business fundamentals.”
First Quarter 2015 Results
Note: All figures refer to the first quarter of 2015 period unless stated otherwise. All comparisons are to the first quarter of 2014, unless stated otherwise.
Revenues were $115.4 million, an increase of 15%. Growth was driven by particular strength in the U.S. Federal and U.S. Regions segments, offset by an expected decline in revenues from our Canada segment. Project revenues of $68.5 million grew 28%. Recurring O&M and renewable energy revenues were more than 22% of total revenues and grew 7%.

Operating loss was $4.4 million, which compares to an operating loss of $6.8 million. The operating loss is largely attributable to a $3.9 million loss incurred in the Canada segment mostly related to one large project. The Company has reserved for potential future losses in that project.
Net loss was $4.2 million, an improvement of $4.1 million. Net loss per diluted share was $0.09, compared to $0.18 in the prior-year period.
Adjusted EBITDA (a non-GAAP financial measure) was $1.8 million, an improvement of $2.7 million.
Visibility Remains Good with Stable Development Pipeline
Fully contracted backlog grew slightly from December 31, 2014 to $387.4 million as of March 31, 2015, and continues to represent more than 50% of full year 2015 revenue guidance. The majority of fully contracted backlog is expected to convert to revenue in the next four quarters. Awarded projects also increased sequentially to $868 million as of March 31, 2015.
Ameresco continues to focus on developing its portfolio of renewable energy assets, and had $148.4 million of assets in development as of March 31, 2015, an increase from $140.5 million and $62.1 million as of December 31, 2014 and March 31, 2014, respectively. The Company placed 2.4 MW of solar assets into service during the quarter ended March 31, 2015. As of March 31, 2015, the Company owns and operates 45 small-scale renewable energy plants and solar photovoltaic installations with the capacity to generate more than 137 megawatt equivalents. Ownership includes plants controlled through sale and leaseback transactions.
“Assets in development” represents the potential design/build project value of small-scale renewable energy plants that have been awarded or for which the Company has secured development rights. Depending upon customer preference, the Company either retains ownership of the completed plants or transfers ownership to the customer.
FY 2015 Guidance Reaffirmed
Based on first quarter results and new contracts signed during the first quarter, Ameresco reaffirms its full year 2015 outlook. The Company expects to generate revenue in the range of $610 million to $640 million, adjusted EBITDA in the range of $43 million to $48 million and net income per diluted share to be in the range of $0.16 to $0.24.
The guidance assumptions for the remainder of 2015 are as follows:

•	Project revenues from contracted backlog of approximately $285 million;

•	Project revenues from awarded projects and proposals in the range of $60 million to $90 million;

•	Gross margin in the range of 19-20%;

•	Operating expenses as a percentage of revenue of 16-17%;

•	An effective income tax rate of 25% using the midpoint of our guidance range, which further assumes certain owned solar assets will be placed in service by the end of the year; and

•	Weighted average common shares outstanding of 47 million.

First Quarter 2015 Results Conference Call and Webcast
The Company will host a conference call today at 8:30 a.m. ET to discuss these results. Interested parties may participate on the call by dialing +1 (877) 359-9508 (domestic U.S.) or +1 (224) 357-2393 (if calling from outside the U.S.), and reference passcode 36121216. Participants are advised to dial into the call at least ten minutes prior to the start time in order to register. A live but listen-only webcast of the conference call can be accessed through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast of the call will be available on the Company’s website for one year.
In conjunction with the conference call, the Company will provide management’s prepared remarks in the “Investor Relations” section of the Company's website, as well as in a Current Report on Form 8-K filed with the SEC.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.
About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.
Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; our ability to place solar assets into service as planned; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission on March 6, 2015. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,662	$23,762
Restricted cash	13,597	12,818
Accounts receivable, net	65,644	71,661
Accounts receivable retainage	11,001	15,968
Costs and estimated earnings in excess of billings	63,147	66,325
Inventory, net	8,920	8,896
Prepaid expenses and other current assets	7,584	8,666
Income tax receivable	5,076	3,525
Deferred income taxes	5,714	5,440
Project development costs	11,849	9,674
Total current assets	210,194	226,735
Federal ESPC receivable	84,316	79,167
Property and equipment, net	6,814	7,372
Project assets, net	214,073	217,772
Deferred financing fees, net	4,866	4,313
Goodwill	59,402	60,479
Intangible assets, net	9,920	11,238
Other assets	23,052	22,583
Total assets	$612,637	$629,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease liabilities	$12,649	$12,255
Accounts payable	63,646	87,787
Accrued expenses and other current liabilities	26,646	26,944
Billings in excess of cost and estimated earnings	22,736	18,291
Income taxes payable	573	812
Total current liabilities	126,250	146,089
Long-term debt and capital lease liabilities, less current portion	88,154	90,037
Federal ESPC liabilities	80,769	70,875
Deferred income taxes	5,940	7,210
Deferred grant income	8,704	8,842
Other liabilities	22,051	20,300
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 28,462,092 shares issued and outstanding at March 31, 2015, 28,351,792 shares issued and outstanding at December 31, 2014	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at March 31, 2015 and December 31, 2014	2	2
Additional paid-in capital	108,504	107,445
Retained earnings	177,289	181,477
Accumulated other comprehensive loss, net	(5,028)	(2,620)
Non-controlling interest	(1)	(1)
Total stockholders’ equity	280,769	286,306
Total liabilities and stockholders’ equity	$612,637	$629,659

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues	$115,433	$100,731
Cost of revenues	95,790	83,177
Gross profit	19,643	17,554
Selling, general and administrative expenses	24,071	24,339
Operating loss	(4,428)	(6,785)
Other expenses, net	2,662	1,732
Loss before benefit from income taxes	(7,090)	(8,517)
Income tax benefit	(2,902)	(236)
Net loss	$(4,188)	$(8,281)
Net loss per share attributable to common shareholders:
Basic	$(0.09)	$(0.18)
Diluted	$(0.09)	$(0.18)
Weighted average common shares outstanding:
Basic	46,408,123	45,909,995
Diluted	46,408,123	45,909,995

OTHER NON-GAAP DISCLOSURES (Unaudited)
Adjusted EBITDA:
Operating loss	$(4,428)	$(6,785)
Depreciation and amortization of intangible assets	5,740	5,149
Stock-based compensation	518	718
Adjusted EBITDA	$1,830	$(918)
Adjusted EBITDA margin	1.6%	(0.9)%
Adjusted cash from operations:
Cash flows from operating activities	$(22,926)	$2,352
Plus: proceeds from Federal ESPC projects	18,015	3,522
Adjusted cash from operations	$(4,911)	$5,874

	March 31,
	2015	2014
Project backlog:
Awarded(1)	$868,000	$905,700
Fully-contracted	387,400	395,100
Total project backlog	$1,255,400	$1,300,800
Assets in development	$148,400	$62,100

(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(4,188)	$(8,281)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation of project assets	3,983	3,637
Depreciation of property and equipment	748	694
Amortization of deferred financing fees	282	299
Amortization of intangible assets	1,009	818
Provision for bad debts	33	244
Unrealized gain on interest rate swaps	(83)	(129)
Stock-based compensation expense	518	718
Deferred income taxes	(1,353)	3,833
Changes in operating assets and liabilities:
Restricted cash	(277)	(508)
Accounts receivable	5,102	8,847
Accounts receivable retainage	2,554	5,565
Federal ESPC receivable	(13,133)	(3,047)
Inventory	(66)	1,026
Costs and estimated earnings in excess of billings	2,880	21,229
Prepaid expenses and other current assets	1,374	1,221
Project development costs	(1,438)	(1,478)
Other assets	(2,274)	(2,087)
Accounts payable, accrued expenses and other current liabilities	(21,423)	(22,101)
Billings in excess of cost and estimated earnings	4,522	(3,137)
Other liabilities	49	(40)
Income taxes payable	(1,745)	(4,971)
Cash flows from operating activities	(22,926)	2,352
Cash flows from investing activities:
Purchases of property and equipment	(285)	(266)
Purchases of project assets	(5,871)	(8,331)
Cash flows from investing activities	(6,156)	(8,597)
Cash flows from financing activities:
Payments of financing fees	(857)	(287)
Proceeds from exercises of options	430	320
(Payments of) proceeds from senior secured credit facility	(2,000)	8,000
Proceeds from Federal ESPC projects	18,015	3,522
Proceeds from sale-leaseback financing	7,581	—
Non-controlling interest	—	4
Restricted cash	13	183
Payments on long-term debt	(2,525)	(2,720)
Cash flows from financing activities	20,657	9,022
Effect of exchange rate changes on cash	2,325	792
Net (decrease) increase in cash and cash equivalents	(6,100)	3,569
Cash and cash equivalents, beginning of period	23,762	17,171
Cash and cash equivalents, end of period	$17,662	$20,740

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2015
	Low	High
Operating income	$17,700	$22,700
Depreciation and amortization of intangible assets	23,300	23,300
Stock-based compensation	2,000	2,000
Adjusted EBITDA	$43,000	$48,000
Adjusted EBITDA margin	7.0%	7.5%

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, impairment of goodwill and stock-based compensation expense. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, goodwill impairment and stock-based compensation expense.
Our management uses adjusted EBITDA: as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.